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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549


                                   FORM 8-K


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 11, 2000

                         QUANTUM EFFECT DEVICES, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)

            0-29109                                      77-0290544
     (Commission File No.)                   (IRS Employer Identification No.)

                       3255-3 Scott Boulevard, Suite 200
                             Santa Clara, CA 95054
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (408) 565-0300

                                NOT APPLICABLE
        (Former name or former address, if changed since last report.)


                                 _____________
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Item 5.  Other Events

     This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained herein involve risks and uncertainties, including those relating to the possible inability to complete the merger transaction involving Quantum Effect Devices, Inc., a Delaware corporation ("QED"), and PMC-Sierra, Inc., a Delaware corporation ("PMC-Sierra"), as scheduled, or at all, and those associated with the ability of the combined company to achieve the
anticipated benefits of the merger.   Actual results and developments may differ
materially from those described or incorporated by reference in this Report.
For more information about QED and risks arising when investing in QED, investors are directed to QED's most recent Prospectus as filed pursuant to Rule 424 with the Securities and Exchange Commission.

     On July 11, 2000, PMC-Sierra and QED announced that they had entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of July 11, 2000, which sets forth the terms and conditions of the proposed merger of a subsidiary of PMC-Sierra with and into QED (the "Merger") pursuant to which QED will become a wholly-owned subsidiary of PMC-Sierra. A copy of the joint press release of PMC-Sierra and QED with respect to the Merger is included herein as Exhibit 99.1. Such press release is incorporated by reference into this item 5.

     The Reorganization Agreement is attached hereto as Exhibit 99.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

     Exhibit
     Number   Description
     ------   -----------

     99.1     Press Release, dated July 11, 2000.
     99.2     Agreement and Plan of Reorganization, dated as of July 11, 2000.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   QUANTUM EFFECT DEVICES, INC.


Dated:  July 24, 2000              By: /s/ THOMAS J. RIORDAN
                                   -------------------------
                                   Thomas J. Riordan
                                   President and CEO

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                                 EXHIBIT INDEX


99.1   Press Release, dated July 11, 2000.
99.2   Agreement and Plan of Reorganization, dated as of July 11, 2000.

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